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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2002

PURCHASESOFT, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-11791 (Commission File Number)	13-2897997 (IRS Employer Identification No.)
7514 Girard Ave Ste 1440 La Jolla, CA 92037 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
 (858) 456-6608

Item 4. Changes in Registrant's Certifying Accountant.

(a) Previous independent accountants

    (i) On October 7, 2002, PurchaseSoft, Inc. dismissed PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as its independent accountants. The Registrant's Board of Directors participated in and approved this dismissal.

    (ii) The reports of PricewaterhouseCoopers on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except that the report on the May 31, 2001 financial statements contained an explanatory paragraph regarding the existence of substantial doubt about the Registrant's ability to continue as a going concern..

    (iii) In connection with its audits for the two most recent fiscal years and through October 7, 2002, there have been no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers would have caused them to make reference there to in their report on the financial statements for such years.

    (iv) During the two most recent fiscal years and through October 7, 2002, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

    (v) The Registrant has requested that PricewaterhouseCoopers furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated October 9, 2002 is filed as Exhibit 16 to this Form 8-K.

(b) New independent accountants

    (i) The Registrant has engaged Spector & Wong, LLP as its new independent accountants. During the two most recent fiscal years and through October 7, 2002 the Registrant has not consulted with Spector & Wong, LLP regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, and either a written report was provided to the Registrant or oral advice was provided that Spector & Wong, LLP concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue.

Item 7. Financial Statements and Exhibits

(c) Exhibits. The following document is incorporated by reference to this Report:

  16. Letter from PricewaterhouseCoopers LLP to the SEC dated October 10, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURCHASESOFT, INC.
By:	/s/ THOMAS B. MARSH
Name: Thomas B. Marsh Title: Secretary/Treasurer

Dated: October 11, 2002

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SIGNATURES